Exhibit 99
Release Date:     Immediate November 8, 2007
NATIONAL FUEL REPORTS 2007 EARNINGS
Williamsville, New York: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced record consolidated earnings for its fourth quarter and fiscal year ended September 30, 2007, of $157.7 million or $1.84 per share and $337.5 million or $3.96 per share, respectively.
HIGHLIGHTS
•	National Fuel continues to provide superior total returns for our shareholders. During the past year, three years and five years, National Fuel’s total returns of 32%, 83% and 185%, far exceeded total returns of the S&P 500 of 16%, 45% and 105%, respectively.

•	Quarterly operating results, before items impacting comparability, increased 20% to $0.40 per share, an increase of $0.07 per share from the prior year’s fourth quarter. Higher average commodity prices realized in the Exploration and Production segment were the main reason for the increase.

•	Fiscal year operating results, before items impacting comparability, increased 10% to $2.26 per share, an increase of $0.21 per share from the prior fiscal year. Again, higher average realized commodity prices in the Exploration and Production segment were the main contributor to this earnings growth. The expiration of old hedges and the addition of new hedges at much higher prices predict a positive impact on earnings in the future.

•	Adding to the operating results, the Company successfully sold its Canadian exploration operations for $232.0 million and realized a pre-tax gain of $159.9 million ($120.3 million after-tax). Prudent planning on the timing and structure of this sale enabled us to maximize value received and to minimize the associated effective tax rate on the sale to less than 25 percent.

•	Seneca Resources Corporation (“Seneca”) drilled or participated in the drilling of 233 wells in Appalachia during fiscal 2007, representing a 53% increase from fiscal 2006. This drilling activity allows Seneca to reaffirm its estimated ultimate recoveries (“EURs”), production profiles, and costs to drill that are consistent with previous disclosures.
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•	Netherland, Sewell & Associates (Netherland Sewell) completed a review of Seneca’s Appalachian acreage, and the Company disclosed total 3P (proved, probable and possible) reserves in Appalachia in a press release issued October 11, 2007[1]. The results of Netherland Sewell’s study included 10.4 Bcfe of proved undeveloped reserves, helping to increase the total proved reserves in Appalachia by 33% to 110 Bcfe, including proved developed reserves associated with our increased drilling activity.

•	The Company is increasing its GAAP earnings guidance for fiscal 2008 to a range of $2.50 to $2.70 per diluted share. Previous guidance had been in a range of $2.45 to $2.65.

•	A conference call is scheduled for Friday, November 9, 2007 at 11:00 am Eastern Time.
MANAGEMENT COMMENTS
     Philip C. Ackerman, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “We had both a very good fourth quarter and a very good year. Underlying operations’ earnings were up 20% on the quarter and 10% on the year and were capped off by a $120 million after-tax gain on the sale of our Canadian operations.
     As we have shared with the investment community for many years, National Fuel’s corporate objective is to grow shareholder value through timely investment in the energy industry. I do not believe that long-term shareholder value can be built by constantly selling assets; nevertheless, the sale of our Canadian operations is our fourth significant sale since I became chairman in 2002, and the total after tax profits on those sales have been over $212 million. National Fuel and its Board of Directors will continue to do what is in the best interest of growing shareholder value.
     The financial community has recognized the sound and disciplined leadership demonstrated by the management and board of National Fuel, as is apparent based on our superior total shareholder returns. Over the past five years, three years, and fiscal year, shareholders have enjoyed overall total returns of 185%, 83%, and 32%, respectively, which far exceed returns of the S&P 500 of 105%, 45%, and 16% over comparable time periods. These outstanding returns are due in part to our record of paying a dividend for 105 consecutive years with 37 consecutive years of increases.
     In short, we had a very successful 2007 fiscal year, and expect to continue that success in fiscal 2008 with earnings growth expected in the range of 10% to 19%. We will continue our longstanding dividend record and strive to continue our record of delivering outstanding returns to our shareholders in 2008 and beyond.”

[1]	The Company’s October 11, 2007, press release is not incorporated by reference into this press release or any document filed by the Company with the Securities and Exchange Commission.
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     David F. Smith, President and Chief Operating Officer of National Fuel Gas Company added: “The sale of our Canadian assets represents a considerable step in our plan to streamline and refocus our Exploration and Production operations. As part of this plan, our initiative to prudently grow our Appalachian program has been evident, as illustrated by our 53% increase in drilling activity in Appalachia during the last year. The completion of our reserve and prospective resource study by Netherland Sewell confirms our long-held belief that we have the potential to develop this important asset in a manner that is both strategic and logical. Current well economics based on today’s commodity prices and drilling rig rates have allowed us to ramp up our drilling program. We anticipate drilling 280 wells and 350 wells in the Appalachian shallow Devonian formation in fiscal years 2008 and 2009, as well as continuing to explore the Marcellus Shale through our partnering arrangement with EOG Resources. Construction is underway on the Empire Connector and we are looking to have the pipeline in service at this time next year. We are also pleased that our Conservation Incentive Program has been authorized for early implementation in our New York utility jurisdiction, offering our customers the opportunity to save on their heating bills this winter.”
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SUMMARY OF RESULTS
     National Fuel had consolidated earnings for the quarter ended September 30, 2007, of $157.7 million, an increase of $155.7 million, or $1.82 per share, from the prior year’s fourth quarter (note: all references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars and all amounts used in the earnings and operating results discussions are after tax unless otherwise noted).
     Consolidated earnings for the fiscal year ended September 30, 2007, of $337.5 million, or $3.96 per share, increased $199.4 million, or $2.35 per share, from the prior year.

	Three Months		Year Ended
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
(in thousands except per share amounts)

Reported GAAP earnings	$157,690	$1,968	$337,455	$138,091
Items impacting comparability[1]:
Gain on disposal of Canadian operations	(120,301)		(120,301)
(Income) loss from discontinued operations	(3,094)	26,617	(15,479)	46,523
Reversal of reserve for preliminary project costs			(4,787)
Resolution of purchased gas contingency			(2,344)
Discontinuation of hedge accounting			(1,888)
Out-of-period symmetrical sharing adjustment				(2,551)
Income tax adjustments				(6,122)

Operating results	$34,295	$28,585	$192,656	$175,941

Reported GAAP earnings per share	$1.84	$0.02	$3.96	$1.61
Items impacting comparability[1]:
Gain on disposal of Canadian operations	(1.41)		(1.41)
(Income) loss from discontinued operations	(0.03)	0.31	(0.18)	0.54
Reversal of reserve for preliminary project costs			(0.06)
Resolution of purchased gas contingency			(0.03)
Discontinuation of hedge accounting			(0.02)
Out-of-period symmetrical sharing adjustment				(0.03)
Income tax adjustments				(0.07)

Earnings excluding these items	$0.40	$0.33	$2.26	$2.05

[1]	See discussion of these individual items below.
     As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s operating results when comparing the 2007 fourth quarter and fiscal year to the comparable periods in fiscal 2006. Excluding these items, operating results for the current fourth quarter of $34.3 million or $0.40 per share increased $5.7 million or $0.07 per share. Excluding these items, operating results for the fiscal year ended September 30, 2007, of $192.7 million, or $2.26 per share, increased $16.7 million, or $0.21 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.
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DISCUSSION OF RESULTS BY SEGMENT
     (The following discussion of earnings for each segment is summarized in a tabular form at pages 13 through 16 of this report. It may be helpful to refer to those tables while reviewing this discussion.)
Utility Segment
     The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania. The Utility segment’s loss of approximately $3.4 million, or $0.04 per share for the quarter ended September 30, 2007, increased $2.0 million, or $0.02 per share, compared to the prior year’s fourth quarter. Substantially all of the Utility segment’s loss for the quarter was due to a lower non-cash accrual of interest income on a pension-related regulatory asset in Distribution’s New York Division. Under Distribution’s most recent New York rate agreement, the interest income Distribution can accrue is reduced as the funded status of the defined-benefit pension plan improves.
     Ron Tanski, President of Distribution and Principal Financial Officer of the Company commented: “It’s counter intuitive to think that a decrease in income can be a good thing, but this decrease in interest income is driven by the strong performance of our pension plan assets over the past year.”
     In the New York Division, the loss increased $1.6 million due in part to the lower interest income accrual on the pension-related regulatory asset discussed above. Slightly lower usage per customer during the quarter and certain routine regulatory adjustments also contributed to the increased loss for the quarter. Partially offsetting these items were lower operating expenses and a lower effective tax rate.
     In the Pennsylvania division, the loss increased $0.4 million compared to the prior year’s fourth quarter, mainly due to lower usage per customer and a higher effective tax rate. An increase in base rates in Pennsylvania partially offset the decrease. On January 1, 2007, Distribution implemented the Settlement Agreement approved by the Pennsylvania Public Utility Commission, which, among other things, provided for a $14.3 million (before tax) annual base rate increase.
     The Utility segment’s earnings of $50.9 million, or $0.60 per share, for the fiscal year ended September 30, 2007, increased $1.1 million, or $0.02 per share, compared to the fiscal year ended September 30, 2006.
     Earnings in Distribution’s New York Division for the fiscal year ended September 30, 2007, of $33.8 million decreased $6.3 million compared to the prior year. The comparability of the fiscal year results is impacted by a $2.6 million out-of-period adjustment recorded in the first quarter of fiscal 2006 to correct Distribution’s calculation of the symmetrical sharing component of the New York Division’s gas adjustment rate. Excluding this item, operating results in the New York Division decreased $3.7 million. This decrease is mainly due to lower interest income accrued on a pension related regulatory asset as described above. Higher bad debt expense, property taxes, interest expense and certain routine regulatory adjustments also contributed to the decline. A 2.2 percent increase in residential customer usage per account and a lower effective tax rate partially offset the decrease.
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     For the fiscal year ended September 30, 2007, earnings in Distribution’s Pennsylvania Division of $17.1 million increased $7.3 million compared to the prior year. Earnings increased primarily due to an increase in base rates. The impact of weather that was 5.6 percent colder than the prior year and a lower effective tax rate also contributed to the increase. Partially offsetting the increase was higher interest expense.
Pipeline and Storage Segment
     The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire State Pipeline (“Empire”). These companies provide natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.
     The Pipeline and Storage segment’s earnings of $13.3 million, or $0.16 per share, for the quarter ended September 30, 2007, increased $3.1 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The increase is primarily due to higher efficiency gas revenue. In the fourth quarter of fiscal 2006, Supply Corporation recorded a lower of cost or market adjustment of $4.7 million to the value of efficiency gas held in inventory at the end of the quarter to reduce the value of the efficiency gas inventory to reflect current market prices at September 30, 2006. A similar adjustment was not required in the fourth quarter of fiscal 2007. In addition, higher transportation and storage revenues and lower depreciation expense contributed to the growth in earnings. Partially offsetting these items was an increase in operating expenses and interest expense and a higher effective tax rate for the quarter.
     Earnings of $56.4 million, or $0.66 per share, for the fiscal year ended September 30, 2007, increased $0.8 million, or $0.01 per share, when compared with the fiscal year ended September 30, 2006. The comparability of the results for the fiscal year ended September 30, 2007, is impacted by the $4.8 million reversal of the reserve for preliminary project costs on the Empire Connector project. Empire recorded a reserve against any project development costs until such time that it was probable that the project was likely to be built and placed in service. In June 2007, Empire and KeySpan Gas East Corporation signed a firm transportation service agreement, which essentially committed Empire to construct the Empire Connector Pipeline (construction began in September). The comparability of the results for the fiscal year ended September 30, 2007 is also impacted by a $1.9 million gain associated with Empire’s prepayment in the first quarter of 2007 of its project financing debt that was in place when the Company acquired Empire in 2003. Upon the payment of that debt, the corresponding interest rate collar no longer qualified for hedge accounting, and gains and losses could no longer be deferred.
     Excluding these items, operating results decreased $6.0 million, or $0.07 per share, for the fiscal year ended September 30, 2007, mainly due to lower efficiency gas revenues, higher interest expense and a higher effective tax rate for the fiscal year. The decline in efficiency gas revenues is due to lower natural gas prices and lower retained volumes. The lower retained volumes of efficiency gas was the result of a FERC-approved settlement of a complaint filed by various parties against Supply Corporation under Sections 5(a) and 13 of the Natural Gas Act
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(the “FERC settlement”) that reduced the percentages of transported gas which Supply Corporation retains for fuel, company use, surface operating and lost and unaccounted for, generally effective as of December 1, 2006. The FERC settlement also required Supply Corporation to recognize a higher level of expense for post-retirement benefits, which resulted in higher operating expenses for the fiscal year. Partially offsetting these items, the FERC settlement lowered Supply Corporation’s depreciation rates, which resulted in lower depreciation expense for the fiscal year.
Exploration and Production Segment
     The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and purchases natural gas and oil reserves in California, the Appalachian region, and in the Gulf Coast regions of Texas, Louisiana and Alabama.
     The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2007 of $145.7 million or $1.70 per share increased $152.9 million or $1.78 per share when compared with the prior year’s fourth quarter loss. On August 31, 2007, Seneca completed the sale of its Canadian subsidiary. As a result of this transaction, the Company is presenting the Canadian operations as discontinued operations. Earnings in the fourth quarter of fiscal 2007 include earnings from discontinued operations of $123.4 million, which included $3.1 million of income during the months of July and August plus a $120.3 million gain on the sale of the Canadian operations. Earnings in the fourth quarter of fiscal 2006 include a loss from discontinued operations of $26.6 million. The results of discontinued operations are discussed later in this document and are excluded from the remaining discussion of the Exploration and Production segment’s quarterly results below.
     Excluding discontinued operations, operating results in the Exploration and Production segment increased $2.9 million, or $0.03 per share, for the fourth quarter of fiscal 2007. The increase was mainly due to higher crude oil and natural gas prices realized after hedging. For the quarter ended September 30, 2007, the weighted average oil price received by Seneca (after hedging) was $61.35 per barrel (“Bbl”), an increase of $16.51 per Bbl, or 36.8 percent from the prior year’s quarter. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2007, was $7.13 per thousand cubic feet (“Mcf”), an increase of $0.57 per Mcf, or 8.7 percent, from the prior year’s quarter. Other items impacting operating results for the quarter were higher operating expenses and a higher effective tax rate. The increase in depletion expense, which, on a per unit basis, increased $0.35 per thousand cubic feet equivalent (“Mcfe”) to $2.19 per Mcfe was mainly due to a reduction in proved reserves and an increase in costs to be depleted as a result of capital spending and higher anticipated future development costs. The increase in lease operating expenses (“LOE”) is due primarily to escalating service costs and an increase in the number of producing properties compared to the prior year’s quarter.
     The Exploration and Production segment’s earnings of $210.7 million, or $2.47 per share, for the fiscal year ended September 30, 2007, increased $189.7 million, or $2.23 per share, when compared with the fiscal year ended September 30, 2006. As discussed above, as a result of Seneca’s sale of its Canadian subsidiary, the Company is presenting the Canadian operations as discontinued operations. Earnings for the fiscal year ended September 30, 2007, include
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earnings from discontinued operations of $135.8 million, which consists of $15.5 million of income from discontinued operations, and a $120.3 million gain on the sale of the Canadian operations. Earnings for the fiscal year ended September 30, 2006, include a loss from discontinued operations of $46.5 million. The results of discontinued operations are discussed later in this document and are excluded from the remaining discussion of the Exploration and Production segment’s fiscal year results below.
     The comparability of the Exploration and Production segment’s earnings for the fiscal years ended September 30, 2007, and 2006, is also impacted by a $6.1 million benefit to earnings in 2006 related to income taxes. The Company reversed a valuation allowance associated with the capital loss carryforward that resulted from the 2003 sale of certain Seneca oil properties and also recognized a tax benefit related to the favorable resolution of certain open tax issues.
     Excluding discontinued operations and the tax adjustments discussed above, operating results for the fiscal year ended September 30, 2007, in the Exploration and Production segment increased $13.5 million, or $0.17 per share. The increase was primarily due to higher crude oil and natural gas prices realized after hedging. For the fiscal year ended September 30, 2007, the weighted average oil price received by Seneca (after hedging) was $51.68 per Bbl, an increase of $11.42 per Bbl, or 28.4 percent from the prior year. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2007, was $7.25 per Mcf, an increase of $0.23 per Mcf, or 3.3 percent, from the prior year. The increase in commodity prices combined with a 1.7 Bcfe increase in natural gas production more than offset a 0.6 Bcfe decrease in crude oil production. Other items impacting operating results for the fiscal year were higher operating expenses and a higher effective tax rate. The increase in depletion expense is mainly due to a reduction in proved reserves, an increase in costs to be depleted as a result of capital spending and higher anticipated future development costs. The increase in LOE was mostly in the Gulf of Mexico and Appalachia. In the Gulf of Mexico the increase in LOE was due to the hurricane related shut-ins experienced in fiscal year 2006 and new producing fields coming on line in fiscal 2007. In Appalachia, the increase was due to the completion of more than two hundred wells in fiscal 2007 and an overall increase in servicing costs.
Energy Marketing
     The Energy Marketing segment’s operations are carried out by National Fuel Resources, Inc. (“NFR”). NFR markets natural gas to industrial, commercial, public authority and residential customers in western and central New York and northwestern Pennsylvania, offering competitively priced energy and energy management services to its customers.
     The Energy Marketing segment’s net loss for the fourth quarter of fiscal 2007 of $0.8 million, or $0.01 per share, increased $0.7 million compared to the prior year’s fourth quarter loss of $0.1 million, and was due to changes in the effective tax rate and slightly lower margins driven by higher pipeline reservation charges related to storage capacity. Earnings for the fiscal year ended September 30, 2007, of $7.7 million, or $0.09 per share, increased $1.9 million, or $0.02 per share, compared to the fiscal year ended September 30, 2006. The comparability of the fiscal year results is impacted by a $2.3 million reversal of an accrual for purchased gas expense for which a contingency was resolved during the second quarter of fiscal 2007. Excluding this item, operating results for the Energy Marketing segment for the fiscal year ended September 30, 2007, were flat compared to the fiscal year ended September 30, 2006.
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Timber Segment
     The Timber segment operations are carried out by Highland Forest Resources, Inc. (“Highland”) and Seneca’s Northeast Division. This segment markets high-quality hardwoods from its New York and Pennsylvania land holdings, and owns two sawmill/dry kiln operations in northwestern Pennsylvania.
     The Timber segment’s earnings for the quarter ended September 30, 2007, of $0.7 million or $0.01 per share, is an increase of $0.2 million from the prior year’s fourth quarter earnings. The increase is due to higher margins as a result of the strategically timed sale of approximately 3.1 million board feet of timber rights during the quarter.
     Earnings for the fiscal year ended September 30, 2007, of $3.7 million decreased $2.0 million from the prior year’s earnings. The decrease is due to lower margins on logs, green lumber and kiln-dried lumber. The decreased margins are mainly due to lower sales volumes. The unfavorable weather conditions early in the year made harvesting difficult resulting in lower harvest volumes for the fiscal year. This, combined with lower unit prices realized on the non-core species, resulted in lower revenues for veneer logs, kiln-dried cherry lumber and soft and hard maple green lumber. Although prices realized on certain species declined, the price realized on our core product, black cherry veneer logs, increased nearly 3 percent from the prior year. The price realized on black cherry veneer has increased consistently every year for the past several years, and that trend is expected to continue. Lower depletion expense due to lower harvested volumes partially offset the decrease in revenues.
Corporate and All Other
     Other direct, wholly-owned subsidiaries of the Company include: Horizon Energy Development, Inc., a corporation formerly engaged in the development of international power projects; Horizon LFG, Inc., a corporation engaged through subsidiaries in the purchase, processing, transportation and sale of landfill gas; and Horizon Power, Inc., a corporation that develops and owns independent electric generation facilities which are fueled with natural gas or landfill gas.
     Earnings in the Corporate and All Other category for the quarter ended September 30, 2007, were $2.2 million, an increase of $2.2 million when compared to the prior year’s fourth quarter loss. The increase is the result of higher intercompany interest income, lower interest expense and a lower effective tax rate.
     Earnings in the Corporate and All Other category for the fiscal year ended September 30, 2007, were $8.1 million, an increase of $8.0 million when compared to the prior year’s earnings. The increase is mainly due to higher margins in Horizon LFG, Inc., higher income from unconsolidated subsidiaries in Horizon Power, Inc., higher intercompany interest income, lower interest expense and a lower effective tax rate.
Discontinued Operations
     Earnings from discontinued operations for the quarter ended September 30, 2007, of $123.4 million is an increase of $150.0 million from a loss of $26.6 million for the quarter ended
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September 30, 2006. The increase is primarily the result of Seneca’s sale of its Canadian subsidiary and the recording of a gain of approximately $120.3 million. In addition Seneca recorded an impairment of its Canadian oil and gas producing properties in the quarter ended September 30, 2006, that did not recur in the quarter ended September 30, 2007.
     Earnings from discontinued operations for the fiscal year ended September 30, 2007, of $135.8 million was an increase of $182.3 million from a loss of $46.5 million for the fiscal year ended September 30, 2006. The increase is primarily the result of Seneca’s sale of its Canadian subsidiary and the recording of a gain of approximately $120.3 million. In addition Seneca recorded an impairment of its Canadian oil and gas producing properties in the fiscal year ended September 30, 2006, that did not recur in the fiscal year ended September 30, 2007.
EARNINGS GUIDANCE
     The Company is increasing its GAAP earnings guidance for fiscal 2008 to a range of $2.50 to $2.70 per diluted share. Previous guidance had been in a range of $2.45 to $2.65 per diluted share. The increase is driven by the layering in of additional hedges in the Exploration and Production segment at prices higher than those assumed in the Company’s base forecast.
EARNINGS TELECONFERENCE
     The Company will host a conference call on Friday, November 9, 2007 at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit National Fuel’s Web site at nationalfuelgas.com and click on the “For Investors” link at the top of the homepage. For those without Internet access, access is also provided by dialing (toll-free) 1-800-599-9829, and using the passcode “56831965.” For those unable to listen to the live conference call, a replay will be available approximately one hour after the conclusion of the call at the same Web site link and by phone at (toll free) 888-286-8010 using passcode “19287282.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 16, 2007.
     National Fuel is an integrated energy company with $3.9 billion in assets comprised of the following five operating segments: Utility, Pipeline and Storage, Exploration and Production, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

Analyst Contact:	James C. Welch	(716) 857-6987
Media Contact:	Julie Coppola Cox	(716) 857-7079
National Fuel Gas Company (the “Company”) and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with this solicitation of proxies for the Annual Meeting (the “2008 Proxy Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or
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otherwise is set forth in the Company’s proxy statement relating to the 2007 annual meeting of stockholders, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.nationalfuelgas.com. Additional information regarding the interests of such potential participants will be included in the 2008 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.
Promptly after filing its definitive 2008 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2008 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ THE 2008 PROXY STATEMENT (INCLUDING ANY AMENDMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2008 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.nationalfuelgas.com) or by contacting Secretary, National Fuel Gas Company, 6363 Main Street, Williamsville, New York 14221, (716) 857-7000.

Certain statements contained herein, including those regarding future earnings, developments and operational results, and those which use words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents; changes in demographic patterns and weather conditions, including the occurrence of severe weather, such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company’s natural gas and oil reserves; impairments under the Securities and Exchange Commission’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans, including changes in the plans of the sponsors of the proposed Millennium Pipeline with respect to that project; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company’s ability to obtain funds from operations or from issuances of short-term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company’s credit ratings; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; regarding foreign operations, changes in trade and monetary policies, inflation and exchange rates, taxes, operating conditions, laws and regulations related to foreign operations, and political and governmental changes; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship
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with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company; changes in actuarial assumptions and the return on assets with respect to the Company’s retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	Production *	Marketing	Timber	All Other	Consolidated

Fourth quarter 2006 GAAP earnings	$(1,419)	$10,248	$(7,181)	$(110)	$469	$(39)	$1,968
Items impacting comparability:
Loss from discontinued operations			26,617				26,617

Fourth quarter 2006 operating results	(1,419)	10,248	19,436	(110)	469	(39)	28,585

Drivers of operating results
Base rate increase in Pennsylvania	648						648
Usage	(1,592)						(1,592)
Routine regulatory adjustments	(627)						(627)

Higher transportation and storage revenues		510					510
Higher efficiency gas revenues		4,259					4,259
Lower (higher) operating expenses	2,309	(423)					1,886
Lower (higher) depreciation / depletion		710	(2,278)				(1,568)

Higher crude oil prices			8,843				8,843
Higher natural gas prices			1,840				1,840
Higher natural gas production			660				660
Lower crude oil production			(853)				(853)
Higher lease operating expenses			(1,762)				(1,762)
Higher general & administrative expenses			(1,182)		(245)		(1,427)

Higher (lower) margins				(328)	582		254

Higher (lower) interest income **	(4,785)					392	(4,393)
(Higher) lower interest expense **		(803)				958	155

Effective tax rate impact — positive (negative)	1,671	(1,064)	(2,876)	(353)		680	(1,942)

All other / rounding	359	(126)	488	23	(131)	206	819

Fourth quarter 2007 operating results	(3,436)	13,311	22,316	(768)	675	2,197	34,295
Items impacting comparability:
Gain on disposal of discontinued operations ***			120,301				120,301
Earnings from discontinued operations			3,094				3,094

Fourth quarter 2007 GAAP earnings	$(3,436)	$13,311	$145,711	$(768)	$675	$2,197	$157,690

*	Includes discontinued operations

**	Includes intercompany income and expenses

***	Includes positive effective tax rate impact of $16,384.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
	Utility	Storage	Production *	Marketing	Timber	All Other	Consolidated

Fourth quarter 2006 GAAP earnings	$(0.02)	$0.12	$(0.08)	$—	$0.01	$(0.01)	$0.02
Items impacting comparability:
Loss from discontinued operations			0.31				0.31

Fourth quarter 2006 operating results	(0.02)	0.12	0.23	—	0.01	(0.01)	0.33

Drivers of operating results
Base rate increase in Pennsylvania	0.01						0.01
Usage	(0.02)						(0.02)
Routine regulatory adjustments	(0.01)						(0.01)

Higher transportation and storage revenues		0.01					0.01
Higher efficiency gas revenues		0.05					0.05
Lower (higher) operating expenses	0.03	(0.01)					0.02
Lower (higher) depreciation / depletion		0.01	(0.03)				(0.02)

Higher crude oil prices			0.10				0.10
Higher natural gas prices			0.02				0.02
Higher natural gas production			0.01				0.01
Lower crude oil production			(0.01)				(0.01)
Higher lease operating expenses			(0.02)				(0.02)
Higher general & administrative expenses			(0.01)		—		(0.01)

Higher (lower) margins				—	0.01		0.01

Higher (lower) interest income **	(0.06)					—	(0.06)
(Higher) lower interest expense **		(0.01)				0.01	—

Effective tax rate impact — positive (negative)	0.02	(0.01)	(0.03)	—		0.01	(0.01)

All other / rounding	0.01	—	—	(0.01)	(0.01)	0.01	—

Fourth quarter 2007 operating results	(0.04)	0.16	0.26	(0.01)	0.01	0.02	0.40
Items impacting comparability:
Gain on disposal of discontinued operations			1.41				1.41
Earnings from discontinued operations			0.03				0.03

Fourth quarter 2007 GAAP earnings	$(0.04)	$0.16	$1.70	$(0.01)	$0.01	$0.02	$1.84

*	Includes discontinued operations

**	Includes intercompany income and expenses

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
YEAR ENDED SEPTEMBER 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
(Thousands of Dollars)	Utility	Storage	Production *	Marketing	Timber	All Other	Consolidated

Fiscal 2006 GAAP earnings	$49,815	$55,633	$20,971	$5,798	$5,704	$170	$138,091
Items impacting comparability:
Loss from discontinued operations			46,523				46,523
Out-of-period adjustment to symmetrical sharing	(2,551)						(2,551)
Income tax adjustments			(6,122)				(6,122)

Fiscal 2006 operating results	47,264	55,633	61,372	5,798	5,704	170	175,941

Drivers of operating results
Base rate increase in Pennsylvania	5,507						5,507
Usage	1,576						1,576
Colder weather	2,536						2,536
Routine regulatory adjustments	(1,484)						(1,484)

Lower efficiency gas revenues		(2,739)					(2,739)
Higher operating expenses	(765)	(1,466)					(2,231)
Higher property taxes	(767)						(767)
Lower (higher) depreciation / depletion		2,529	(7,184)		1,160		(3,495)

Higher crude oil prices			24,065				24,065
Higher natural gas prices			2,984				2,984
Higher natural gas production			7,946				7,946
Lower crude oil production			(2,406)				(2,406)
Higher lease operating expenses			(4,586)				(4,586)
Higher general & administrative expenses			(575)		(334)		(909)

Higher (lower) margins				(64)	(2,499)	1,028	(1,535)
Income from unconsolidated subsidiaries						907	907

Higher (lower) interest income **	(4,692)					4,060	(632)
(Higher) lower interest expense **	(1,310)	(3,179)				660	(3,829)

Effective tax rate impact — positive (negative)	3,010	(930)	(6,285)	(498)		1,962	(2,741)

All other / rounding	11	(137)	(442)	83	(303)	(664)	(1,452)

Fiscal 2007 operating results	50,886	49,711	74,889	5,319	3,728	8,123	192,656
Items impacting comparability:
Gain on disposal of discontinued operations ***			120,301				120,301
Earnings from discontinued operations			15,479				15,479
Reversal of reserve for preliminary project costs		4,787					4,787
Resolution of a purchased gas contingency				2,344			2,344
Discontinuance of hedge accounting		1,888					1,888

Fiscal 2007 GAAP earnings	$50,886	$56,386	$210,669	$7,663	$3,728	$8,123	$337,455

*	Includes discontinued operations

**	Includes intercompany income and expenses

***	Includes positive effective tax rate impact of $16,384.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
YEAR ENDED SEPTEMBER 30, 2007

		Pipeline &	Exploration &	Energy		Corporate /
	Utility	Storage	Production *	Marketing	Timber	All Other	Consolidated

Fiscal 2006 GAAP earnings	$0.58	$0.65	$0.24	$0.07	$0.07	$0.00	$1.61
Items impacting comparability:
Loss from discontinued operations			0.54				0.54
Out-of-period adjustment to symmetrical sharing	(0.03)						(0.03)
Income tax adjustments			(0.07)				(0.07)

Fiscal 2006 operating results	0.55	0.65	0.71	0.07	0.07	0.00	2.05

Drivers of operating results
Base rate increase in Pennsylvania	0.06						0.06
Usage	0.02						0.02
Colder weather	0.03						0.03
Routine regulatory adjustments	(0.02)						(0.02)

Lower efficiency gas revenues		(0.03)					(0.03)
Higher operating expenses	(0.01)	(0.02)					(0.03)
Higher property taxes	(0.01)						(0.01)
Lower (higher) depreciation / depletion		0.03	(0.08)		0.01		(0.04)

Higher crude oil prices			0.28				0.28
Higher natural gas prices			0.03				0.03
Higher natural gas production			0.09				0.09
Lower crude oil production			(0.03)				(0.03)
Higher lease operating expenses			(0.05)				(0.05)
Higher general & administrative expenses			—				—

Higher (lower) margins				—	(0.03)	0.01	(0.02)
Income from unconsolidated subsidiaries						0.01	0.01

Higher (lower) interest income **	(0.06)					0.05	(0.01)
(Higher) lower interest expense **	(0.02)	(0.04)				0.01	(0.05)

Effective tax rate impact — positive (negative)	0.04	(0.01)	(0.07)	(0.01)		0.02	(0.03)

All other / rounding	0.02	—	—	—	(0.01)	—	0.01

Fiscal 2007 operating results	0.60	0.58	0.88	0.06	0.04	0.10	2.26
Items impacting comparability:
Gain on disposal of discontinued operations			1.41				1.41
Earnings from discontinued operations			0.18				0.18
Reversal of reserve for preliminary project costs		0.06					0.06
Resolution of a purchased gas contingency				0.03			0.03
Discontinuance of hedge accounting		0.02					0.02

Fiscal 2007 GAAP earnings	$0.60	$0.66	$2.47	$0.09	$0.04	$0.10	$3.96

*	Includes discontinued operations

**	Includes intercompany income and expenses

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	Three Months Ended		Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2007	2006	2007	2006
Operating Revenues	$302,030	$280,506	$2,039,566	$2,239,675

Operating Expenses:
Purchased Gas	79,164	79,609	1,018,081	1,267,562
Operation and Maintenance	90,905	88,803	396,408	395,289
Property, Franchise and Other Taxes	16,098	15,625	70,660	69,202
Depreciation, Depletion and Amortization	42,359	39,604	157,919	151,999

	228,526	223,641	1,643,068	1,884,052

Operating Income	73,504	56,865	396,498	355,623

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,880	1,384	4,979	3,583
Other Income	908	1,291	4,936	2,825
Interest Income	(1,548)	5,695	1,550	9,409
Interest Expense on Long-Term Debt	(16,289)	(18,127)	(68,446)	(72,629)
Other Interest Expense	(1,151)	(1,686)	(6,029)	(5,952)

Income from Continuing Operations Before Income Taxes	57,304	45,422	333,488	292,859

Income Tax Expense	23,009	16,837	131,813	108,245

Income from Continuing Operations	34,295	28,585	201,675	184,614

Discontinued Operations:
Income (Loss) from Operations, Net of Tax	3,094	(26,617)	15,479	(46,523)
Gain on Disposal, Net of Tax	120,301	—	120,301	—

Income (Loss) from Discontinued Operations, Net of Tax	123,395	(26,617)	135,780	(46,523)

Net Income Available for Common Stock	$157,690	$1,968	$337,455	$138,091

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.41	$0.34	$2.43	$2.20
Income (Loss) from Discontinued Operations	1.48	(0.32)	1.63	(0.56)

Net Income Available for Common Stock	$1.89	$0.02	$4.06	$1.64

Diluted:
Income from Continuing Operations	$0.40	$0.33	$2.37	$2.15
Income (Loss) from Discontinued Operations	1.44	(0.31)	1.59	(0.54)

Net Income Available for Common Stock	$1.84	$0.02	$3.96	$1.61

Weighted Average Common Shares:
Used in Basic Calculation	83,506,748	83,432,553	83,141,640	84,030,118

Used in Diluted Calculation	85,577,898	85,523,042	85,301,361	86,028,466

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2007	2006

ASSETS
Property, Plant and Equipment	$4,461,586	$4,703,040
Less — Accumulated Depreciation, Depletion and Amortization	1,583,181	1,825,314

Net Property, Plant and Equipment	2,878,405	2,877,726

Current Assets:
Cash and Temporary Cash Investments	124,806	69,611
Cash Held in Escrow	61,964	—
Hedging Collateral Deposits	4,066	19,676
Receivables — Net	172,380	173,671
Unbilled Utility Revenue	20,682	25,538
Gas Stored Underground	66,195	59,461
Materials and Supplies — at average cost	35,669	36,693
Unrecovered Purchased Gas Costs	14,769	12,970
Other Current Assets	45,057	63,723
Deferred Income Taxes	13,093	23,402

Total Current Assets	558,681	484,745

Other Assets:
Recoverable Future Taxes	83,954	79,511
Unamortized Debt Expense	12,070	15,492
Other Regulatory Assets	137,577	76,917
Deferred Charges	5,545	3,558
Other Investments	85,902	88,414
Investments in Unconsolidated Subsidiaries	18,256	11,590
Goodwill	5,476	5,476
Intangible Assets	28,836	31,498
Prepaid Pension and Post-Retirement Benefit Costs	61,006	64,125
Fair Value of Derivative Financial Instruments	9,188	11,305
Deferred Income Taxes	—	9,003
Other	8,059	4,388

Total Other Assets	455,869	401,277

Total Assets	$3,892,955	$3,763,748

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,461,308 Shares and 83,402,670 Shares, Respectively	$83,461	$83,403
Paid in Capital	569,085	543,730
Earnings Reinvested in the Business	983,776	786,013

Total Common Shareholders’ Equity Before Items of Other Comprehensive Income (Loss)	1,636,322	1,413,146
Accumulated Other Comprehensive Income (Loss)	(6,203)	30,416

Total Comprehensive Shareholders’ Equity	1,630,119	1,443,562
Long-Term Debt, Net of Current Portion	799,000	1,095,675

Total Capitalization	2,429,119	2,539,237

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	200,024	22,925
Accounts Payable	109,757	133,034
Amounts Payable to Customers	10,409	23,935
Dividends Payable	25,873	25,008
Interest Payable on Long-Term Debt	18,158	18,420
Customer Advances	22,863	29,417
Other Accruals and Current Liabilities	36,062	27,040
Fair Value of Derivative Financial Instruments	16,200	39,983

Total Current and Accrued Liabilities	439,346	319,762

Deferred Credits:
Deferred Income Taxes	579,899	544,502
Taxes Refundable to Customers	14,026	10,426
Unamortized Investment Tax Credit	5,392	6,094
Cost of Removal Regulatory Liability	91,226	85,076
Other Regulatory Liabilities	76,659	75,456
Post-Retirement Liabilities	70,555	32,918
Asset Retirement Obligations	75,939	77,392
Other Deferred Credits	110,794	72,885

Total Deferred Credits	1,024,490	904,749

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$3,892,955	$3,763,748

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2007	2006

Operating Activities:
Net Income Available for Common Stock	$337,455	$138,091
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Discontinued Operations	(159,873)	—
Impairment of Oil and Gas Producing Properties	—	104,739
Depreciation, Depletion and Amortization	170,803	179,615
Deferred Income Taxes	52,847	(5,230)
Income from Unconsolidated Subsidiaries, Net of Cash Distributions	(3,366)	1,067
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(13,689)	(6,515)
Other	16,399	4,829
Change in:
Hedging Collateral Deposits	15,610	58,108
Receivables and Unbilled Utility Revenue	5,669	(12,343)
Gas Stored Underground and Materials and Supplies	(5,714)	1,679
Unrecovered Purchased Gas Costs	(1,799)	1,847
Prepayments and Other Current Assets	18,800	(39,572)
Accounts Payable	(26,002)	(23,144)
Amounts Payable to Customers	(13,526)	22,777
Customer Advances	(6,554)	4,946
Other Accruals and Current Liabilities	8,950	(17,754)
Other Assets	4,109	(22,700)
Other Liabilities	(5,922)	80,960

Net Cash Provided by Operating Activities	$394,197	$471,400

Investing Activities:
Capital Expenditures	($276,728)	($294,159)
Investment in Partnership	(3,300)	—
Net Proceeds from Sale of Foreign Subsidiary	232,092	—
Cash Held in Escrow	(58,248)	—
Net Proceeds from Sale of Oil and Gas Producing Properties	5,137	13
Other	(725)	(3,230)

Net Cash Used in Investing Activities	($101,772)	($297,376)

Financing Activities:
Excess Tax Benefits Associated with Stock-Based Compensation Awards	$13,689	$6,515
Shares Repurchased under Repurchase Plan	(48,070)	(85,168)
Reduction of Long-Term Debt	(119,576)	(9,805)
Dividends Paid on Common Stock	(100,632)	(98,266)
Proceeds From Issuance of Common Stock	17,498	23,339

Net Cash Used In Financing Activities	($237,091)	($163,385)

Effect of Exchange Rates on Cash	(139)	1,365

Net Increase in Cash and Temporary Cash Investments	55,195	12,004
Cash and Temporary Cash Investments at Beginning of Period	69,611	57,607

Cash and Temporary Cash Investments at September 30	$124,806	$69,611

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2007	2006	Variance	2007	2006	Variance

Revenues from External Customers	$105,594	$111,320	$(5,726)	$1,106,453	$1,265,695	$(159,242)
Intersegment Revenues	1,715	2,751	(1,036)	14,271	15,068	(797)

Total Operating Revenues	107,309	114,071	(6,762)	1,120,724	1,280,763	(160,039)

Operating Expenses:
Purchased Gas	47,682	52,440	(4,758)	718,376	883,263	(164,887)
Operation and Maintenance	37,519	41,233	(3,714)	202,965	204,330	(1,365)
Property, Franchise and Other Taxes	10,037	10,151	(114)	47,023	47,029	(6)
Depreciation, Depletion and Amortization	10,389	10,113	276	40,541	40,172	369

	105,627	113,937	(8,310)	1,008,905	1,174,794	(165,889)

Operating Income	1,682	134	1,548	111,819	105,969	5,850

Other Income (Expense):
Interest Income	(2,907)	4,347	(7,254)	(2,345)	4,889	(7,234)
Other Income	318	221	97	1,244	830	414
Other Interest Expense	(6,847)	(6,782)	(65)	(28,190)	(26,174)	(2,016)

Income (Loss) Before Income Taxes	(7,754)	(2,080)	(5,674)	82,528	85,514	(2,986)
Income Tax Expense (Benefit)	(4,318)	(661)	(3,657)	31,642	35,699	(4,057)

Net Income (Loss)	$(3,436)	$(1,419)	$(2,017)	$50,886	$49,815	$1,071

Net Income (Loss) Per Share (Diluted)	$(0.04)	$(0.02)	$(0.02)	$0.60	$0.58	$0.02

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2007	2006	Variance	2007	2006	Variance

Revenues from External Customers	$35,521	$28,086	$7,435	$130,410	$132,921	$(2,511)
Intersegment Revenues	19,972	20,126	(154)	81,556	81,431	125

Total Operating Revenues	55,493	48,212	7,281	211,966	214,352	(2,386)

Operating Expenses:
Purchased Gas	7	(48)	55	(5)	(65)	60
Operation and Maintenance	19,111	18,462	649	61,230	66,340	(5,110)
Property, Franchise and Other Taxes	4,317	4,109	208	17,112	16,088	1,024
Depreciation, Depletion and Amortization	8,135	9,227	(1,092)	32,985	36,876	(3,891)

	31,570	31,750	(180)	111,322	119,239	(7,917)

Operating Income	23,923	16,462	7,461	100,644	95,113	5,531

Other Income (Expense):
Interest Income	134	137	(3)	357	454	(97)
Other Income	330	197	133	748	582	166
Interest Expense on Long-Term Debt	(16)	(241)	225	1,792	(1,078)	2,870
Other Interest Expense	(3,274)	(1,813)	(1,461)	(11,415)	(5,542)	(5,873)

Income Before Income Taxes	21,097	14,742	6,355	92,126	89,529	2,597
Income Tax Expense	7,786	4,494	3,292	35,740	33,896	1,844

Net Income	$13,311	$10,248	$3,063	$56,386	$55,633	$753

Net Income Per Share (Diluted)	$0.16	$0.12	$0.04	$0.66	$0.65	$0.01

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2007	2006	Variance	2007	2006	Variance

Operating Revenues	$90,329	$75,511	$14,818	$324,037	$274,896	$49,141

Operating Expenses:
Purchased Gas	—	—	—	—	98	(98)
Operation and Maintenance:
General and Administrative Expense	6,243	4,425	1,818	19,946	19,061	885
Lease Operating Expense	11,585	9,199	2,386	43,916	37,056	6,860
All Other Operation and Maintenance Expense	1,468	1,992	(524)	8,378	7,775	603
Property, Franchise and Other Taxes (Lease Operating Expense)	1,220	895	325	4,493	4,298	195
Depreciation, Depletion and Amortization	21,844	18,339	3,505	78,174	67,122	11,052

	42,360	34,850	7,510	154,907	135,410	19,497

Operating Income	47,969	40,661	7,308	169,130	139,486	29,644

Other Income (Expense):
Interest Income	3,134	2,290	844	9,905	7,816	2,089
Other Income	18	—	18	18	—	18
Interest Expense on Long-Term Debt	—	—	—	(1,188)	—	(1,188)
Other Interest Expense	(12,149)	(12,835)	686	(50,555)	(50,457)	(98)

Income from Continuing Operations Before Income Taxes	38,972	30,116	8,856	127,310	96,845	30,465
Income Tax Expense	16,656	10,680	5,976	52,421	29,351	23,070

Income from Continuing Operations	22,316	19,436	2,880	74,889	67,494	7,395

Discontinued Operations:
Income (Loss) from Operations, Net of Tax	3,094	(26,617)	29,711	15,479	(46,523)	62,002
Gain on Disposal, Net of Tax	120,301	—	120,301	120,301	—	120,301

Income (Loss) from Discontinued Operations, Net of Tax	123,395	(26,617)	150,012	135,780	(46,523)	182,303

Net Income (Loss)	$145,711	$(7,181)	$152,892	$210,669	$20,971	$189,698

Income from Continuing Operations Per Share (Diluted)	$0.26	$0.23	$0.03	$0.88	$0.78	$0.10
Income (Loss) from Discontinued Operations, Net of Tax, Per Share (Diluted)	1.44	(0.31)	1.75	1.59	(0.54)	2.13

Net Income (Loss) Per Share (Diluted)	$1.70	$(0.08)	$1.78	$2.47	$0.24	$2.23

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2007	2006	Variance	2007	2006	Variance

Operating Revenues	$53,576	$50,702	$2,874	$413,612	$497,069	$(83,457)

Operating Expenses:
Purchased Gas	53,275	49,939	3,336	396,322	483,250	(86,928)
Operation and Maintenance	1,287	1,185	102	4,998	5,079	(81)
Property, Franchise and Other Taxes	27	10	17	73	(222)	295
Depreciation, Depletion and Amortization	10	7	3	33	53	(20)

	54,599	51,141	3,458	401,426	488,160	(86,734)

Operating Income (Loss)	(1,023)	(439)	(584)	12,186	8,909	3,277

Other Income (Expense):
Interest Income	183	144	39	682	445	237
Other Income	122	57	65	712	419	293
Other Interest Expense	(9)	(20)	11	(263)	(227)	(36)

Income (Loss) Before Income Taxes	(727)	(258)	(469)	13,317	9,546	3,771
Income Tax Expense (Benefit)	41	(148)	189	5,654	3,748	1,906

Net Income (Loss)	$(768)	$(110)	$(658)	$7,663	$5,798	$1,865

Net Income Per Share (Diluted)	$(0.01)	$—	$(0.01)	$0.09	$0.07	$0.02

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
TIMBER SEGMENT	2007	2006	Variance	2007	2006	Variance

Revenues from External Customers	$15,819	$13,647	$2,172	$58,897	$65,024	$(6,127)
Intersegment Revenues	—	1	(1)	—	5	(5)

Total Operating Revenues	15,819	13,648	2,171	58,897	65,029	(6,132)

Operating Expenses:
Operation and Maintenance	12,029	10,383	1,646	44,059	45,712	(1,653)
Property, Franchise and Other Taxes	406	370	36	1,589	1,611	(22)
Depreciation, Depletion and Amortization	1,616	1,582	34	4,709	6,495	(1,786)

	14,051	12,335	1,716	50,357	53,818	(3,461)

Operating Income	1,768	1,313	455	8,540	11,211	(2,671)

Other Income (Expense):
Interest Income	327	229	98	1,249	747	502
Other Income	—	66	(66)	22	118	(96)
Other Interest Expense	(863)	(796)	(67)	(3,265)	(3,095)	(170)

Income Before Income Taxes	1,232	812	420	6,546	8,981	(2,435)
Income Tax Expense (Benefit)	557	343	214	2,818	3,277	(459)

Net Income	$675	$469	$206	$3,728	$5,704	$(1,976)

Net Income Per Share (Diluted)	$0.01	$0.01	$—	$0.04	$0.07	$(0.03)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ALL OTHER	2007	2006	Variance	2007	2006	Variance

Revenues from External Customers	$997	$1,053	$(56)	$5,385	$3,304	$2,081
Intersegment Revenues	2,186	1,506	680	8,726	9,444	(718)

Total Operating Revenues	3,183	2,559	624	14,111	12,748	1,363

Operating Expenses:
Purchased Gas	1,969	1,541	428	7,529	7,908	(379)
Operation and Maintenance	1,091	1,132	(41)	3,854	3,731	123
Property, Franchise and Other Taxes	22	21	1	92	95	(3)
Depreciation, Depletion and Amortization	196	196	—	785	789	(4)

	3,278	2,890	388	12,260	12,523	(263)

Operating Income (Loss)	(95)	(331)	236	1,851	225	1,626

Other Income (Expense):
Income from Unconsolidated Subsidiaries	1,880	1,384	496	4,979	3,583	1,396
Interest Income	4	3	1	16	22	(6)
Other Income	15	11	4	52	53	(1)
Other Interest Expense	(688)	(681)	(7)	(2,687)	(2,555)	(132)

Income (Loss) Before Income Taxes	1,116	386	730	4,211	1,328	2,883
Income Tax Expense (Benefit)	463	430	33	1,647	969	678

Net Income (Loss)	$653	$(44)	$697	$2,564	$359	$2,205

Net Income (Loss) Per Share (Diluted)	$0.01	$(0.01)	$0.02	$0.03	$—	$0.03

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
CORPORATE	2007	2006	Variance	2007	2006	Variance

Revenues from External Customers	$194	$187	$7	$772	$766	$6
Intersegment Revenues	1,202	737	465	3,819	2,949	870

Total Operating Revenues	1,396	924	472	4,591	3,715	876

Operating Expenses:
Operation and Maintenance	1,878	1,650	228	11,293	8,210	3,083
Property, Franchise and Other Taxes	69	69	—	278	303	(25)
Depreciation, Depletion and Amortization	169	140	29	692	492	200

	2,116	1,859	257	12,263	9,005	3,258

Operating Loss	(720)	(935)	215	(7,672)	(5,290)	(2,382)

Other Income (Expense):
Interest Income	21,518	20,916	602	87,296	81,044	6,252
Other Income	105	739	(634)	2,140	823	1,317
Interest Expense on Long-Term Debt	(16,273)	(17,886)	1,613	(69,050)	(71,551)	2,501
Other Interest Expense	(1,262)	(1,130)	(132)	(5,264)	(3,910)	(1,354)

Income (Loss) Before Income Taxes	3,368	1,704	1,664	7,450	1,116	6,334
Income Tax Expense (Benefit)	1,824	1,699	125	1,891	1,305	586

Net Income (Loss)	$1,544	$5	$1,539	$5,559	$(189)	$5,748

Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$0.07	$—	$0.07

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2007	2006	Variance	2007	2006	Variance

Intersegment Revenues	$(25,075)	$(25,121)	$46	$(108,372)	$(108,897)	$525

Operating Expenses:
Purchased Gas	(23,769)	(24,263)	494	(104,141)	(106,892)	2,751
Operation and Maintenance	(1,306)	(858)	(448)	(4,231)	(2,005)	(2,226)

	(25,075)	(25,121)	46	(108,372)	(108,897)	525

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(23,941)	(22,371)	(1,570)	(95,610)	(86,008)	(9,602)
Other Interest Expense	23,941	22,371	1,570	95,610	86,008	9,602

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	(Unaudited)			(Unaudited)
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Capital Expenditures:
Utility	$14,240	$15,042	$(802)	$54,185	$54,414	$(229)
Pipeline and Storage	16,818	10,662	6,156	43,226	26,023	17,203
Exploration and Production	33,899	40,868	(6,969)	146,687	166,535	(19,848)
Energy Marketing	18	10	8	76	16	60
Timber	1,394	1,193	201	3,657	2,323	1,334

Total Reportable Segments	66,369	67,775	(1,406)	247,831	249,311	(1,480)
All Other	—	7	(7)	87	85	2
Corporate	219	607	(388)	(319)	2,995	(3,314)

Total Expenditures from Continuing Operations	66,588	68,389	(1,801)	247,599	252,391	(4,792)
Discontinued Operations	3,631	7,112	(3,481)	29,129	41,768	(12,639)

Total Capital Expenditures	$70,219	$75,501	$(5,282)	$276,728	$294,159	$(17,431)

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
	Normal	2007	2006	Normal	Last Year
Three Months Ended September 30

Buffalo, NY	178	76	152	(57.3)	(50.0)
Erie, PA	135	77	123	(43.0)	(37.4)

Twelve Months Ended September 30

Buffalo, NY	6,692	6,271	5,968	(6.3)	5.1
Erie, PA	6,243	6,007	5,688	(3.8)	5.6

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Gas Production/Prices:
Production (MMcf)
Gulf Coast	2,422	2,582	(160)	10,356	9,110	1,246
West Coast	1,046	947	99	3,929	3,880	49
Appalachia	1,557	1,342	215	5,555	5,108	447

Total Production from Continuing Operations	5,025	4,871	154	19,840	18,098	1,742
Canada - Discontinued Operations	1,210	1,842	(632)	6,426	7,673	(1,247)

Total Production	6,235	6,713	(478)	26,266	25,771	495

Average Prices (Per Mcf)
Gulf Coast	$6.05	$6.62	$(0.57)	$6.58	$8.01	$(1.43)
West Coast	5.93	6.40	(0.47)	6.54	7.93	(1.39)
Appalachia	6.89	7.38	(0.49)	7.48	9.53	(2.05)
Weighted Average for Continuing Operations	6.28	6.79	(0.51)	6.82	8.42	(1.60)
Weighted Average after Hedging for Continuing Operations	7.13	6.56	0.57	7.25	7.02	0.23
Canada - Discontinued Operations	4.98	5.22	(0.24)	6.09	7.14	(1.05)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	177	206	(29)	717	685	32
West Coast	614	620	(6)	2,403	2,582	(179)
Appalachia	33	27	6	124	69	55

Total Production from Continuing Operations	824	853	(29)	3,244	3,336	(92)
Canada - Discontinued Operations	31	51	(20)	206	272	(66)

Total Production	855	904	(49)	3,450	3,608	(158)

Average Prices (Per Barrel)
Gulf Coast	$74.26	$68.92	$5.34	$63.04	$64.10	$(1.06)
West Coast	68.22	61.23	6.99	56.86	56.80	0.06
Appalachia	70.18	70.37	(0.19)	62.26	65.28	(3.02)
Weighted Average for Continuing Operations	69.59	63.38	6.21	58.43	58.47	(0.04)
Weighted Average after Hedging for Continuing Operations	61.35	44.84	16.51	51.68	40.26	11.42
Canada - Discontinued Operations	60.72	60.69	0.03	50.06	51.40	(1.34)

Total Production (Mmcfe)	11,365	12,137	(772)	46,966	47,419	(453)

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.63	$0.44	$0.19	$0.51	$0.50	$0.01
Lease Operating Expense per Mcfe (1)	$1.28	$1.01	$0.27	$1.23	$1.09	$0.14
Depreciation, Depletion & Amortization per Mcfe (1)	$2.19	$1.84	$0.35	$1.99	$1.76	$0.23

(1)	Refer to page 21 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. Amounts exclude discontinued operations of Canada.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Hedging Summary for Fiscal 2008

SWAPS	Volume	Average Hedge Price
Oil	1.4 MMBBL	$58.78 / BBL
Gas	10.8 BCF	$8.47 / MCF

		Average	Average
No-cost Collars	Volume	Floor Price	Ceiling Price
Gas	1.4 BCF	$8.83 / MCF	$16.45 / MCF
Hedging Summary for Fiscal 2009

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$62.00 / BBL
Gas	4.0 BCF	$8.83 / MCF
Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2007

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	4.00	1.00	10.00	15.00
Developmental	1.00	2.00	44.00	47.00
Wells Commenced
Exploratory	5.00	0.00	20.00	25.00
Developmental	2.00	63.00	213.00	278.00
Wells Completed
Exploratory	4.00	1.00	9.00	14.00
Developmental	2.00	59.00	186.00	247.00
Wells Plugged & Abandoned
Exploratory	3.00	0.00	0.00	3.00
Developmental	1.00	2.00	2.00	5.00
Wells in Process — End of Period
Exploratory	2.00	0.00	21.00	23.00
Developmental	0.00	4.00	69.00	73.00
Net Wells in Process of Drilling
Twelve Months Ended September 30, 2007

				Total
	Gulf	West	East	Company
Wells in Process — Beginning of Period
Exploratory	2.02	0.50	10.00	12.52
Developmental	0.67	2.00	44.00	46.67
Wells Commenced
Exploratory	2.01	0.00	18.10	20.11
Developmental	1.00	62.99	210.00	273.99
Wells Completed
Exploratory	1.31	0.50	8.10	9.91
Developmental	1.00	58.99	184.00	243.99
Wells Plugged & Abandoned
Exploratory	1.42	0.00	0.00	1.42
Developmental	0.67	2.00	2.00	4.67
Wells in Process — End of Period
Exploratory	1.30	0.00	20.00	21.30
Developmental	0.00	4.00	68.00	72.00

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
EXPLORATION AND PRODUCTION INFORMATION
Reserve Quantity Information

	Gas MMcf
	U.S.
	Gulf Coast	West Coast	Appalachian	Total		Total
	Region	Region	Region	U.S.	Canada	Company

Proved Developed and Undeveloped Reserves:
September 30, 2006	41,802	75,866	81,373	199,041	33,534	232,575
Extensions and Discoveries	3,577	—	29,676	33,253	1,333	34,586
Revisions of Previous Estimates	(9,851)	1,238	1,618	(6,995)	11,634	4,639
Production	(10,356)	(3,929)	(5,555)	(19,840)	(6,426)	(26,266)
Sales of Minerals in Place	(36)	—	(34)	(70)	(40,075)	(40,145)

September 30, 2007	25,136	73,175	107,078	205,389	—	205,389

Proved Developed Reserves:

September 30, 2006	32,345	64,196	81,373	177,914	33,534	211,448
September 30, 2007	25,136	66,017	96,674	187,827	—	187,827

	Oil Mbbl
	U.S.
	Gulf Coast	West Coast	Appalachian	Total		Total
	Region	Region	Region	U.S.	Canada	Company

Proved Developed and Undeveloped Reserves:
September 30, 2006	1,244	54,869	273	56,386	1,632	58,018
Extensions and Discoveries	63	—	281	344	108	452
Revisions of Previous Estimates	851	(6,822)	84	(5,887)	(76)	(5,963)
Production	(717)	(2,403)	(124)	(3,244)	(206)	(3,450)
Sales of Minerals in Place	(6)	—	(7)	(13)	(1,458)	(1,471)

September 30, 2007	1,435	45,644	507	47,586	—	47,586

Proved Developed Reserves:

September 30, 2006	1,217	42,522	273	44,012	1,632	45,644
September 30, 2007	1,435	36,509	483	38,427	—	38,427

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
Utility Throughput — (millions of cubic feet — MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Retail Sales:
Residential Sales	3,507	4,372	(865)	60,236	59,443	793
Commercial Sales	580	741	(161)	10,713	10,681	32
Industrial Sales	100	85	15	727	985	(258)

	4,187	5,198	(1,011)	71,676	71,109	567
Off-System Sales	888	—	888	1,355	—	1,355
Transportation	8,684	9,701	(1,017)	62,240	57,950	4,290

	13,759	14,899	(1,140)	135,271	129,059	6,212

Pipeline & Storage Throughput — (MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Firm Transportation — Affiliated	10,680	10,608	72	111,243	103,223	8,020
Firm Transportation — Non-Affiliated	66,920	64,501	2,419	239,870	260,156	(20,286)
Interruptible Transportation	1,378	3,835	(2,457)	4,975	11,609	(6,634)

	78,978	78,944	34	356,088	374,988	(18,900)

Energy Marketing Volumes

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Natural Gas (MMcf)	6,712	6,774	(62)	50,775	45,270	5,505

Timber Board Feet (Thousands)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2007	2006	(Decrease)	2007	2006	(Decrease)
Log Sales	2,202	1,986	216	8,660	9,527	(867)
Green Lumber Sales	2,738	2,372	366	9,358	10,454	(1,096)
Kiln-dried Lumber Sales	3,826	3,624	202	14,778	16,862	(2,084)

	8,766	7,982	784	32,796	36,843	(4,047)

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2008 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2008 (Diluted earnings per share guidance*)				from NYMEX prices used in guidance* ^
				$1 change per MMBtu gas		$5 change per Bbl oil
	Range			Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.50	–	$2.70	+ $0.07	- $0.07	+ $0.05	- $0.05

NYMEX Settlement Prices at July 24, 2007
	Natural Gas	Oil
	($ per MMBtu)	($ per Bbl)
Oct-07	$6.128	$73.39
Nov-07	$7.078	$73.25
Dec-07	$8.028	$73.10
Jan-08	$8.468	$72.95
Feb-08	$8.488	$72.82
Mar-08	$8.338	$72.70
Apr-08	$7.713	$72.59
May-08	$7.678	$72.48
Jun-08	$7.768	$72.39
Jul-08	$7.866	$72.29
Aug-08	$7.939	$72.19
Sep-08	$7.994	$72.09

Average	$7.791	$72.69

*	Please refer to forward looking statement footnote at pages 11-12 of this document.

^	This sensitivity table is current as of November 2, 2007 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of NYMEX hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

	2007	2006
Quarter Ended September 30 (unaudited)

Operating Revenues	$302,030,000	$280,506,000

Income from Continuing Operations	$34,295,000	$28,585,000
Income (Loss) from Discontinued Operations, Net of Tax	123,395,000	(26,617,000)

Net Income Available for Common Stock	$157,690,000	$1,968,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.41	$0.34
Income (Loss) from Discontinued Operations	1.48	(0.32)

Net Income Available for Common Stock	$1.89	$0.02

Diluted:
Income from Continuing Operations	$0.40	$0.33
Income (Loss) from Discontinued Operations	1.44	(0.31)

Net Income Available for Common Stock	$1.84	$0.02

Weighted Average Common Shares:
Used in Basic Calculation	83,506,748	83,432,553

Used in Diluted Calculation	85,577,898	85,523,042

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$2,039,566,000	$2,239,675,000

Income from Continuing Operations	$201,675,000	$184,614,000
Income (Loss) from Discontinued Operations, Net of Tax	135,780,000	(46,523,000)

Net Income Available for Common Stock	$337,455,000	$138,091,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.43	$2.20
Income (Loss) from Discontinued Operations	1.63	(0.56)

Net Income Available for Common Stock	$4.06	$1.64

Diluted:
Income from Continuing Operations	$2.37	$2.15
Income (Loss) from Discontinued Operations	1.59	(0.54)

Net Income Available for Common Stock	$3.96	$1.61

Weighted Average Common Shares:
Used in Basic Calculation	83,141,640	84,030,118

Used in Diluted Calculation	85,301,361	86,028,466